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                                                                     Exhibit 3.4

                                     BYLAWS
                                       OF
                               TOWER PARKING, INC.


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                                    ARTICLE 1

                                     OFFICES

         The principal office of the Corporation may be, within or without the State of Delaware as the business of the Corporation may require from time to time.

         The registered office of the Corporation required by the General Corporation Law of Delaware to be maintained in the State of Delaware shall be 1209 Orange Street, Wilmington, Delaware, County Of New Castle. The name of the registered agent of the Corporation in Delaware shall be The Corporation Trust Company.

                                    ARTICLE 2

                                  STOCKHOLDERS

         SECTION 2.1. ANNUAL MEETING. The annual meeting of the stockholders shall be held on March 1st of each year (beginning with the year 2003), or on such other date as determined by the Board of Directors, at such hour as shall be designated in the notice of the meeting for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a meeting of the stockholders as soon thereafter as conveniently may be.

         SECTION 2.2. SPECIAL MEETINGS. Special meetings of the stockholders may be called by the President, by the Board of Directors, or by the holders of not less than one-fifth of all the outstanding shares of the Corporation.

         SECTION 2.3. PLACE OF MEETING. The Board of Directors may designate any place, if any, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the President or Board of Directors. A waiver of notice signed by all stockholders may designate any place, if any, either within or without the State of Delaware, as the place for the holding of such meeting. If no designation is made, or if a special meeting is otherwise called, the place of meeting, if any, shall be at the principal office of the Corporation in the State of Illinois, except as otherwise provided in Section 2.5 of these Bylaws. The Board of Directors may, in its sole discretion, determine that a meeting or meetings of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized and in the manner set forth in paragraph
(a)(2) of Section 211 of the Delaware General Corporation Law ("DGCL").

         SECTION 2.4. NOTICE OF MEETING. Written or printed notice stating the place, if any, day, hour of the meeting, and means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at stockholder

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meetings, and in the case of a special meeting, the purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, or in the case of a merger or consolidation not less than twenty nor more than sixty days before the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the records of the Corporation, with postage thereon prepaid. Stockholders may consent to receiving electronic delivery of notice of stockholder meetings, subject to the limitations found in Section 232 of the DGCL. Any waiver of notice of a stockholder meeting may be given by electronic transmission in the manner set forth in Section 229 of the DGCL.

         SECTION 2.5. MEETING OF ALL STOCKHOLDERS. If all of the stockholders shall meet at any time and place, if any, either within or without the State of Delaware, and consent to the holding of a meeting at such time and place, if any, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.

         SECTION 2.6. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days, or in the case of a merger or consolidation, at least twenty days, immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty days and, for a meeting of stockholders, not less than ten days, or in the case of a merger or consolidation, not less than twenty days, immediately preceding such meeting. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders.

         SECTION 2.7. VOTING LISTS. The officer or agent having charge of the transfer books for shares of the Corporation shall make at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each. Such list need not include electronic mail addresses or other electronic contact information and shall be open to the examination of any stockholder for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii)

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during ordinary business hours, at the principal place of business of the
Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonable accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

         SECTION 2.8. QUORUM. A majority of the outstanding shares of the Corporation, represented in person or by proxy, shall constitute a quorum at any meeting of stockholders; provided, that if less than a majority of the outstanding shares are represented at said meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by the DGCL or the Certificate of Incorporation.

         SECTION 2.9. PROXIES. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meetings. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

         SECTION 2.10. VOTING OF SHARES. Subject to the provisions of Section
2.12 of these Bylaws, the Certificate of Incorporation and the Certificate of Designations, if any, of any class of stock of the Corporation, each outstanding share, regardless of class, shall be entitled to one vote upon each matter submitted to vote at a meeting of stockholders.

         SECTION 2.11. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

         Shares standing in the name of a deceased person may be voted by his administrator or executor, either in person or by proxy. Shares standing in the name of a guardian, conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no guardian, conservator or trustee shall be entitled, as such fiduciary, to vote shares held by him without a transfer of such shares into his name.

         Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

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         A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Shares of its own stock belonging to this Corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

         SECTION 2.12. INFORMAL ACTION BY STOCKHOLDERS. Any action required to be taken at any annual or special meeting of the stockholders, or any other action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Written consent includes the use of telegram, cablegram, or other electronic transmission as described in Section 219 of the DGCL. However, unless the Board of Directors of the Corporation provide otherwise, such transmission must be reproduced in paper form and delivered to the Corporation's registered office, principal place of business or its officer or agent having custody of the book in which proceeding of meetings of stockholders are recorded, in order to be deemed delivered.

         SECTION 2.13. VOTING BY BALLOT AND PROXY. Voting on any question or in any election may be viva voce unless the presiding officer shall order or any stockholder shall demand that voting be by ballot or proxy. When counting written ballots and proxies to determine their validity, inspectors of election may rely on any verification information required of stockholders voting electronically. Written ballots and proxies include those submitted electronically as set forth in paragraph (e) of Section 211 of the DGCL.

                                    ARTICLE 3

                                    DIRECTORS

         SECTION 3.1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors.

         SECTION 3.2. NUMBER, TENURE AND QUALIFICATION. The number of directors of the Corporation shall be no less than one (1) and no more than five (5). The exact number of directors may be fixed from time to time by resolution of the Board of Directors of the Corporation. Each director shall hold office until the next annual meeting of stockholders or until his successor shall have been duly elected and qualified. Directors need not be residents of Delaware or stockholders of the Corporation

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         SECTION 3.3. REGULAR MEETINGS. A regular meeting of the Board of
Directors shall be held without other notice than this bylaw, immediately after, and at the same place, if any, as the annual meeting of stockholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of additional regular meetings without other notice than such resolution.

         SECTION 3.4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the President or any two Directors or by the sole Director if there remains only one. The person or persons authorized to call special meetings of the Board of Directors may fix any place, if any, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them.

         SECTION 3.5. NOTICE. Notice of any special meeting shall be given at least 24 hours previous thereto by written notice delivered personally, by courier or mailed to each director at his business address, or by telegram or facsimile. If notice is given by courier, such notice shall be deemed to be delivered one business day following deposit with the courier. If mailed, such notice shall be deemed to be delivered two days following deposit in the United States mail. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. If notice is given by facsimile, such notice shall be deemed to be delivered on the day of transmission if transmitted during the recipient's normal business hours or one business day following transmission if transmitted after business hours. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         SECTION 3.6. QUORUM. A majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided, that if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

         SECTION 3.7. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         SECTION 3.8. VACANCIES. Any vacancy occurring in the Board of Directors and any directorship to be filled by reason of an increase in the number of directors may be filled by the directors at a special or regular meeting called for such purpose or by unanimous written consent in lieu thereof pursuant to
Section 3.13 of these Bylaws. Any director elected to such vacancy shall hold office until the next annual meeting of stockholders.

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         SECTION 3.9. RESIGNATIONS. Any Director of the Corporation may resign at any time by giving notice in writing or by electronic transmission (as such term is defined in subsection (c) of Section 232 of the DGCL) to the Board of Directors, the chairman, if any, the chief executive officer, the president, the chief financial officer or the secretary of the Corporation. Such resignation shall take effect at the time specified therein and, unless tendered to take effect upon acceptance thereof, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 3.10. REMOVAL OF DIRECTORS. Any director or the entire Board of Directors of this Corporation may be removed with or without cause at any annual or special meeting of stockholders by the holders of a majority of the shares then entitled to vote at an election of directors.

         SECTION 3.11. COMPENSATION. The Board of Directors, by the affirmative vote of a majority of directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board. In the event the Internal Revenue Service shall deem any compensation (including any fringe benefit) paid to a director to be unreasonable or excessive, such director must repay to the Corporation the excess over what is determined by the Internal Revenue Service to be reasonable compensation, with interest on such excess at the minimum applicable federal rate, within ninety days after notice from the Corporation.

         SECTION 3.12. PRESUMPTION OF ASSENT. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         SECTION 3.13. INFORMAL ACTION BY BOARD OF DIRECTORS. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee consent thereto in writing or by electronic transmission (as such term is defined in subsection (c) of Section 232 of the DGCL), and the writing(s) or electronic transmissions(s) are filed with the minutes of proceedings of the Board of Directors or committee thereof. Such filing(s) shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

         SECTION 3.14. PARTICIPATION BY CONFERENCE TELEPHONE. Members of the Board of Directors or of any committee designated by the Board of Directors may participate in a

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meeting of such Board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating.

         SECTION 3.15 COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation by the Board of Directors, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and, unless the Board of Directors, Bylaws or Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a Certificate of Ownership and Merger.

                                    ARTICLE 4

                                    OFFICERS

         SECTION 4.1. NUMBER. The officers of the Corporation shall be, at minimum, a President, a Treasurer or Chief Financial Officer, and a Secretary. The Board may also choose a Chairman of the Board, a Chief Executive Officer and such Vice Presidents (the number thereof to be determined by the Board of Directors), Assistant Treasurers, Assistant Secretaries or other officers as may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person.

SECTION 4.2. ELECTION AND TERMS OF OFFICE. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner

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hereinafter provided. Election or appointment of an officer or agent shall not of itself create contract rights.

         SECTION 4.3. REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         SECTION 4.4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, or because of the creation of an office, may be filled by the Board of Directors for the unexpired portion of the term.

         SECTION 4.5. THE CHAIRMAN. The Chairman of the Board, if one is appointed, the Chief Executive Officer, if one is appointed, or the President shall preside at all meetings of the stockholders and of the Board of Directors and shall see that orders and resolutions of the Board of Directors are carried into effect. He or she shall have concurrent power with the Chief Executive Officer, if any, and the President to sign bonds, mortgages, certificates for shares and other contracts and documents, whether or not under the seal of the Corporation except in cases where the signing and execution thereof shall be expressly delegated by law, by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation. The Chairman of the Board shall perform such duties as the Board of Directors may from time to time prescribe.

         SECTION 4.6. THE CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be the principal executive officer of the Corporation and shall, in general, supervise and control all of the business and affairs of the Corporation, unless otherwise provided by the Board of Directors. He or she may sign bonds, mortgages, certificates for shares and all other contracts and documents whether or not under the seal of the Corporation except in cases where the signing and execution thereof shall be expressly delegated by law, by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation. He or she shall have general powers of supervision and shall be the final arbiter of all differences between officers of the Corporation and his or her decision as to any matter affecting the Corporation shall be final and binding as between the officers of the Corporation subject only to its Board of Directors.

         SECTION 4.7. THE PRESIDENT. If no Chief Executive Officer is appointed, or in the absence of the Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. He or she shall have concurrent power with the Chief Executive Officer to sign bonds, mortgages, certificates for shares and other contracts and documents, whether or not under the seal of the Corporation except in cases where the signing and execution thereof shall be expressly delegated by law, by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation. In general, he or she shall perform all duties incident to the office of President and such other duties as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

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         SECTION 4.8. THE EXECUTIVE VICE PRESIDENTS AND VICE PRESIDENTS. In the
absence of the President or in the event of his inability or refusal to act, the Executive Vice President (or in the event there be more than one Executive Vice President, the Executive Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. If no Executive Vice President is elected then in the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Executive Vice President or Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation, and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

         SECTION 4.9 THE CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall be the principal financial and accounting officer of the Corporation, and shall (a) have charge and custody of, and be responsible for, all funds and securities of the Corporation; (b) keep or cause to be kept correct and complete books and records of account including a record of all receipts and disbursements; (c) deposit all funds and securities of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with these Bylaws; (d) from time to time prepare or cause to be prepared and render financial statements of the Corporation at the request of the Chief Executive Officer, the President, the Chairman of the Board, if any, or the Board of Directors; and (e), in general, perform all duties incident to the office of Chief Financial Officer and such other duties as from time to time may be prescribed by the Chairman of the Board, if any, the Chief Executive Officer, the President or the Board of Directors; provided, however, that in connection with the election of the Chief Financial Officer, the Board of Directors may limit in any manner the duties (other than those specified in clauses (a) through (d) hereof) which may be prescribed to be performed by the Chief Financial Officer by the Chairman of the Board, if any, the Chief Executive Officer and/or the President.

         SECTION 4.10. THE TREASURER. If no Chief Financial Officer is appointed, or in his or her absence or in the event of his or her inability or refusal to act, the Treasurer shall perform the duties of the Chief Financial Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Financial Officer. He or she shall, in general, perform all the duties incident to the office of Treasurer and such other duties and have such other powers as the Chief Executive Officer, the President or the Board of Directors may from time to time prescribe.

         SECTION 4.11. THE SECRETARY. The Secretary shall: (a) keep the minutes of the stockholders' and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all certificates for shares prior to the issue

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thereof and to all documents, the execution of which on behalf of the
Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; (d) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (e) sign with the President, or a Vice President, certificates for shares of the Corporation, the issue of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

         SECTION 4.12. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries as thereunto authorized by the Board of Directors may sign with the President or a Vice President certificates for shares of the Corporation, the issue of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers and Assistant Secretaries, in general, shall perform such duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the President or the Board of Directors.

         SECTION 4.13. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation. In the event that the Internal Revenue Service shall deem any compensation (including any fringe benefit) paid to an officer to be unreasonable or excessive, such officer must repay to the Corporation the excess over what is determined by the Internal Revenue Service to be reasonable compensation, with interest on such excess at the minimum applicable federal rate, within 90 days after notice from the Corporation.

                                    ARTICLE 5

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

         SECTION 5.1. INDEMNIFICATION OF OFFICERS AND DIRECTORS. The Corporation shall:

         (a) indemnify, to the fullest extent permitted by the DGCL, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or if such person has previously been designated for indemnification by the resolution of the Board of Directors, an officer, employee or agent of the Corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in

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good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful; and

         (b) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, joint venture, trust or other enterprise, or if such person has previously been designated for indemnification by the resolution of the Board of Directors, an officer, employee or agent of the Corporation, against expenses (including attorney's fees) actually and reasonably incurred by each person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper; and

         (c) indemnify any director, or, if such person has previously been designated for indemnification by the resolution of the Board of Directors, an officer, employee or agent against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, to the extent that such director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Article 5, Section 5.1 (a) and (b), or in defense of any claim, issue or matter therein; and

         (d) make any indemnification under Article 5, Section 5.1 (a) and (b) (unless ordered by a court) only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such director, officer, employee or agent has met the applicable standard of conduct set forth in Article 5, Section 5.1
(a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders of the Corporation; and

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         (e) pay expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article 5. Notwithstanding the foregoing, the Corporation shall not be obligated to pay expenses incurred by a director or officer with respect to any threatened, pending, or completed claim, suit or action, whether civil, criminal, administrative, investigative or otherwise ("Proceedings") initiated or brought voluntarily by a director or officer and not by way of defense (other than Proceedings brought to establish or enforce a right to indemnification under the provisions of this Article 5 unless a court of competent jurisdiction determines that each of the material assertions made by the director or officer in such proceeding were not made in good faith or were frivolous). The Corporation shall not be obligated to indemnify the director or officer for any amount paid in settlement of a Proceeding covered hereby without the prior written consent of the Corporation to such settlement; and

         (f) not deem the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article 5 exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such director's or officer's official capacity and as to action in another capacity while holding such office; and

         (g) have the right, authority and power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person' s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article 5; and

         (h) deem the provisions of this Article 5 to be a contract between the Corporation and each director, or appropriately designated officer, employee or agent who serves in such capacity at any time while this Article 5 is in effect and any repeal or modification of this Article 5 shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon such state of facts. The provisions of this Article 5 not be deemed to be a contract between the Corporation and any directors, officers, employees or agents of any other Corporation (the "Second Corporation") which shall merge into or consolidate with this Corporation when this Corporation shall be the surviving or resulting Corporation, and any such directors, officers, employees or agents of the Second Corporation shall be indemnified to the extent required under the DGCL only at the discretion of the Board of Directors of this Corporation; and

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         (i) continue the indemnification and advancement of expenses provided by, or granted pursuant to, this Article 5, unless otherwise provided when authorized or ratified, as to a person who has ceased to be a director, officer, employee or agent of the Corporation and such rights shall inure to the benefit of the heirs, executors and administrators of such a person.

         SECTION 5.2. ELIMINATION OF CERTAIN LIABILITY OF DIRECTORS. As provided for in the Certificate of Incorporation of the Corporation, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of Title 8 of the DGCL, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize the further elimination or limitation of liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by a amended DGCL. Any repeal or modification of this Article 5 by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.


                                    ARTICLE 6

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

         SECTION 6.1. CERTIFICATES FOR SHARES. Certificates representing shares of the Corporation shall be in such form as may be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary and shall be sealed with the seal of the Corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

         SECTION 6.2. TRANSFER OF SHARES. Transfers of shares of the Corporation shall be made only on the books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

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                                    ARTICLE 7

                                   FISCAL YEAR

         The fiscal year of the Corporation shall begin on the first day of January in each year and end on the last day of December in each year.

                                    ARTICLE 8

                                    DIVIDENDS

         The Board of Directors may from time to time, declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Certificate of Incorporation.

                                    ARTICLE 9

                                      SEAL

         The Board of Directors may approve a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words, "Corporate Seal, Delaware."

                                   ARTICLE 10

                                WAIVER OF NOTICE

         Whenever any notice whatever is required to be given under the provisions of these Bylaws or under the provisions of the Certificate of Incorporation or under the provisions of the DGCL law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE 11

                            AMENDMENTS TO THE BYLAWS

         These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by unanimous written consent of the Board of Directors or at any meeting of the Board of Directors of the Corporation by a majority of the directors present at the meeting, subject to the power of the stockholders to alter or repeal Bylaws made by the Board of Directors.


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